Exhibit (a)(104)

VOYA EQUITY TRUST

CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST AND

REDESIGNATION OF SERIES

Effective: October 1, 2025

The undersigned, being a majority of the Trustees of Voya Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended (the “Declaration of Trust”), including Article VIII, Section 8.3, hereby amend the Declaration of Trust to redesignate one of the existing series of the Trust as follows:

1.The “Voya Small Company Fund” is redesignated the “Voya MI Dynamic Small Cap Fund.”

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust and Redesignation of Series.

/s/ Colleen D. Baldwin______________	/s/ Joseph E. Obermeyer____________
Colleen D. Baldwin, as Trustee	Joseph E. Obermeyer, as Trustee
/s/ John V. Boyer __________________	/s/ Sheryl K. Pressler_______________
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee
/s/ Martin J. Gavin _________________	/s/ Christopher P. Sullivan___________
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee